Exhibit 32.2

ASTRONOVA, INC.

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of AstroNova, Inc. (the “Company”) on Form 10-Q for the period ended July 29, 2017 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John P. Jordan, Vice President, Chief Financial Officer and Treasurer of the Company, certify, pursuant to Rule 13a-14(b) and 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 31, 2017

/s/ John P. Jordan
John P. Jordan,
Vice President, Chief Financial Officer and Treasurer (Principal Accounting Officer and Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to AstroNova, Inc. and will be retained by AstroNova, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.